Exhibit 10.14

HOTEL  LEASE

Between

CHATEAU LOUISIANE, INC.

and

THE ROYAL ORLEANS, INC.

Dated

December 12, 1967

LEASE BY CHATEAU LOUISIANE, INC. IN FAVOR OF THE ROYAL ORLEANS, INC.	UNITED STATES OF AMERICA STATE OF LOUISIANA PARISH OF ORLEANS CITY OF NEW ORLEANS

BE IT KNOWN that on this 12th day of the month of December in the year one thousand, nine hundred and sixty-seven,

BEFORE ME, BARTHOLOMEW P. SULLIVAN, JR., a Notary Public, duly commissioned, qualified and sworn, within and for the Parish of Orleans, State of Louisiana, therein residing, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED:

CHATEAU LOUISIANE, INC. (hereinafter called "Landlord"), a Louisiana corporation, herein represented by Lester E. Kabacoff, its duly authorized Vice President, herein appearing by virtue of resolution of the Directors of said Corporation duly adopted at a meeting held at the office of the Corporation at its domicile in the City of New Orleans, on the 7th day of December, 1967, a certified copy of which is hereunto annexed; and

THE ROYAL ORLEANS, INC. (hereinafter called "Tenant"), a Louisiana corporation, herein represented by James A. Nassikas, its duly authorized Vice President, therein appearing by virtue of resolution of the Directors of said Corporation duly adopted at a meeting held at an office of the Corporation in the City of New York, on the 21st day of November, 1967, a certified copy of which is hereunto annexed,

WHO DECLARED that the Landlord represents that it is the owner of the following described property, to-wit:

A certain piece or portion of ground, together with all of the improvements thereon, and all of the rights, ways, privileges, servitudes, advantages and appurtenances thereunto belonging or in anywise appertaining, situated in the Second Municipal District of the City of New Orleans, Louisiana, in Square 64, bounded by Bourbon, Conti, Royal and Bienville Streets, comprising the entire frontage of said Square 64 on Bourbon Street, and being composed of lots formerly designated as lots 1, 2, 16 and 88, another lot 2 and lot X, of a former alley fronting on Conti Street, and of ten unnumbered and undesignated lots, which piece or portion of ground, according to a survey of Adloe Orr, Jr. & Associates, dated April 13, 1962, recertified June 7, 1963, a print of which is annexed to an act passed before Ewell P. Walther, Jr., Notary Public, on June 10, 1963, measures 325 feet, 6 inches and 2 lines (325 feet, 11 inches and 5 lines, as per title) in frontage on Bourbon Street running from the corner of Bourbon and Bienville Streets to the corner of Bourbon and Conti Streets, thence 231 feet, 3 inches and 1 line in frontage on Conti Street running from said corner of Conti and Bourbon Streets in the direction of Royal Street, thence on a line parallel to Royal Street and running from said point on Conti Street in the direction of Bienville Street a first depth of 116 feet, 6 inches and 4 lines, thence narrowing on a line parallel to Conti Street and running from the direction of Royal Street in the direction of Bourbon Street 38 feet, 2 inches and 5 lines, thence on a line parallel to Royal Street and running from the direction of Conti Street a second depth of 208 feet, 9 inches and 7 lines to Bienville Street, thence from said point on Bienville Street 193 feet and 2 lines (192 feet, 3 inches and 3 lines, as per title) in frontage on Bienville Street to the corner of Bienville and Bourbon Streets, and which piece or portion of ground, according to a survey of Gandolfo, Kuhn & Associates, dated October 3, 1967, a print of which is hereunto annexed for reference, measures 325 feet, 8 inches and 2 lines in frontage on Bourbon Street running from the corner of Bourbon and Bienville Streets to the corner of Bourbon and Conti Streets, thence 230 feet, 8 inches and 7 lines in frontage on Conti Street running from said corner of Conti and Bourbon Streets in the direction of Royal Street, thence on a line parallel to Royal Street running from said point on Conti Street in the direction of Bienville Street a first depth of 116 feet, 8 inches and 6 lines, thence narrowing on a line parallel to Conti Street and running from the direction of Royal Street in the direction of Bourbon Street 38 feet, 2 inches and 5 lines, thence on a line parallel to Royal Street and running from the direction of Conti Street a second depth of 207 feet, 11 inches and 4 lines to Bienville Street, thence from said point on Bienville Street 192 feet, 4 inches and 3 lines in frontage on Bienville Street to the corner of Bienville and Bourbon Streets.  Being the same property acquired by Chateau Louisiane, Inc. from The French Quarter Corporation by act passed before the undersigned Notary Public of even date herewith.

AND the said Appearers did further declare that the Landlord, for and in consideration of the rent reserved and of the covenants and agreements herein contained on the part of the Tenant to be kept, observed, and performed, has demised and leased, and by these presents does demise and lease unto the Tenant, for the term hereinafter stated, the above described property, together with the hotel to be constructed thereon as described in Exhibit A annexed hereto, the said property, including the said hotel, being herein referred to as the "demised premises".

TO HAVE AND TO HOLD the premises hereby demised unto the Tenant for a term of twenty-five years from the "Date of Commencement" as hereinafter defined. The Date of Commencement shall be the first day of the calendar month next succeeding the expiration of ninety days after completion of construction of the hotel as hereinafter set forth.

AND the said Appearers did further declare that their contract of lease with respect to the above described premises does read in words and figures as follows, to-wit:

1.             During the continuance of this lease, the demised premises may be occupied and used only for general hotel purposes and such other purposes as are normally and usually incident to such business. Tenant covenants and agrees that it will operate the demised premises during each day of this lease in a lawful manner as a first class hotel to be known under such name as shall be selected by Tenant with Landlord's approval which approval shall not be unreasonably withheld, abiding by all laws, rules and regulations applicable to the demised premises.

2.           (a) Tenant shall pay to Landlord, at such place in the United States as Landlord may designate from time to time by notice to Tenant in writing, as rental for the demised premises, an annual net rental (hereinafter called the "Basic Rent"), computed nevertheless on a monthly basis in accordance with the provisions of subparagraph (b).  Basic Rent shall be payable in monthly installments in advance on the first day of each calendar month, commencing on the Date of Commencement, and the amount of Basic Rent payable for any fraction of a Calendar Month between the first day of the Calendar Month in which termination of this lease occurs and the date of such termination shall be a pro rata portion of the full amount of Basic Rent which would otherwise be payable for the full Calendar Month in which the date of termination occurs. As used in this lease, the term "lease year" means a calendar year commencing January 1 and wholly included within the term of this lease, and the term "fractional year" means that portion of a calendar year between the Date of Commencement and December 31 next following and that portion of a calendar year between January 1 of the year in which this lease terminates and the date of termination.

(b) Basic Rent shall be:

(i)	for each of the first 180 calendar months of the term of this lease, $833.33; plus

(ii) (A)	for each calendar month from the Date of Commencement through the thirty-sixth full calendar month after the date of this lease, $9,333.33;

(B)
for 143 calendar months commencing upon the expiration of the period described in (A) above, $16,500, followed by one payment in the amount of the then remaining interest and principal on the note or notes of Landlord in favor of The French Quarter Corporation of even date herewith in the aggregate initial principal amount of $1,600,000; plus

(iii)
throughout the primary term of this lease, an amount equal to the principal and interest payments due by Landlord pursuant to its first mortgage indebtedness to The Equitable Life Assurance Society of the United States (hereinafter sometimes called "Equitable") attributable to the demised premises. The amount of rent due pursuant to this subparagraph (iii) shall be determined at the time of the advance of funds by Equitable following the Date of Commencement, and the indebtedness attributable to the demised premises shall be the difference between the principal amount of the mortgage note then executed by Landlord and Royal St. Louis, Inc., and the then unpaid principal balance of the note described in the Act of Mortgage by Royal St. Louis, Inc., to Equitable dated May 27, 1965, recorded in M.O.B. 2071, folio 666. The rent payable pursuant to this subparagraph (iii) shall be payable monthly beginning on the first day of the calendar month next succeeding the advance of funds by Equitable as described above, and each monthly payment shall consist of

(A)
for each of the 180 months next succeeding such advance of funds by Equitable, an amount equal to one-twelfth (1/12) of eight and nine-tenths per cent (8.9% ) of the first mortgage indebtedness attributable to the demised premises;

(B)
for each month during the remainder of the primary term, an amount equal to one-twelfth (1/12) of thirteen and eighty-four one-hundredths per cent (13.84%) of forty-four and nine-tenths per cent (44.9%) of the first mortgage indebtedness attributable to the demised premises.

Upon the expiration of the primary term, Tenant shall pay Landlord an amount equal to the product of the monthly rent pursuant to subpart (B) of this subparagraph (iii) times the difference between the number of months for which such rental has in fact been paid and 120. Landlord covenants that the amount of the first mortgage indebtedness attributable to the demised premises shall not be less than $12,000,000, and that the entire proceeds thereof shall have been used for the purposes set forth in Section 7 hereof, or to replace interim borrowings previously used for such purposes. In the event that the advance of funds by Equitable contemplated herein does not take place prior to April 1, 1970, then in lieu of the other payments required pursuant to this subparagraph (iii), Tenant shall pay Landlord monthly the sum of $83,840, and shall pay on April 1, 1970, the additional sum of $83,840 for each month from the Date of Commencement through the month of March, 1970;

(iv)
for each of the first 60 calendar months of the term of this lease, an amount equal to one-twelfth of the annual interest and amortization payments required to be made by the Landlord in repayment of any borrowings by Landlord (other than borrowings described in the succeeding subparagraph (v) ) for any of the purposes set forth in Section 7 hereof, provided that the aggregate principal amount of such loans shall not exceed $1,500,000 and the annual rate of interest thereon shall not exceed 7-1/4%; plus

(v)
for each calendar month of the term of this lease, an amount equal to eight and one-third tenths of one percent (.833-1/3%) of the total funds advanced to Landlord by Royal St. Louis, Inc. for any of the purposes set forth in Section 7 hereof prior to the Date of Commencement, whether such funds are advanced as contributions to the Landlord's capital or as loans; plus

(vi)
in the event that Tenant's Net Profits during any lease year exceed 1.66 times Basic Rent for such lease year, then on the first day of May next succeeding such lease year and on May 1 of the next two years, Tenant shall pay additional Basic Rent of $116,666.67. Only three such payments of additional Basic Rent shall be required, but all three payments shall be due without regard to Tenant's Net Profits subsequent to the lease year during which such Net Profits exceeded 1.66 times Basic Rent.

The parties each agree, upon request from the other, to execute from time to time a written instrument setting forth the dollar amounts of rent as determined pursuant to the provisions of the foregoing subparagraphs (iii), (iv), and (v), in order that the same may be relied upon by any then existing or prospective creditor of either of them, and by any prospective successor to the interest of either of them. Anything in this lease to the contrary notwithstanding, the Basic Rent shall in no event be less than: $1,310,000.00 for the first year of the term of this lease; $1,396,000.00 for each of the next twelve years of the term of this lease; $1,198,000.00 for each of the next two years of the term of this lease; and $855,700.00 for each of the last ten years of the term of this lease; provided, however, that the provisions of this paragraph shall not apply in the event that the advance of funds by Equitable contemplated herein does not take place prior to April 1, 1970.

3.              In addition to the Basic Rent, Tenant shall pay with respect to each lease year of the original twenty-five year term hereof, as additional rent, the Percentage Rent as herein defined and herein called "Percentage Rent".

(a)            Percentage Rent with respect to each lease year shall be a sum equal to 20% of the "Net Profits", (as hereinafter defined) derived by the Tenant from the operation of the demised premises for such lease year up to an amount equal to 1.66 times Basic Rent for such lease year, plus 40% of any Net Profits in excess of 1.66 times Basic Rent for such lease year. The payments provided for in this subparagraph (a) are subject to refunds and credits as set forth in subparagraphs (b) and (c).

(b)            If in any lease year, Tenant shall sustain a Net Loss, and if Tenant shall have paid any Percentage Rent with respect to the next preceding lease year, Tenant shall be entitled to a refund from Landlord in an amount equal to (i) the amount of such Net Loss or (ii) the Percentage Rent paid with respect to such next preceding lease year or (iii) the largest amount which, after giving effect to such refund, will not reduce the total of all prior payments on account of Percentage Rent since the commencement of the term of the lease below a sum equal to 20% of the aggregate Net Profit computed for the period from the commencement of the term to the end of the lease year in which said Net Loss occurred, whichever of (i), (ii) or (iii) is the smallest.

(c)            If in any lease year or years, Tenant shall sustain a Net Loss, then, to the extent that such Net Losses are not refunded as provided in subparagraph (b) above, the same shall be accumulated and carried forward as a credit against and deduction from Net Profits thereafter earned. No Percentage Rent shall be payable with respect to any subsequent Net Profits until the aggregate of such subsequent Net Profits exceeds the accumulated Net Losses carried forward. If the Landlord's interest in this sublease shall, by reason of foreclosure of any mortgage given by Landlord to The Equitable Life Assurance Society of the United States, pass to anyone other than Landlord, then thereafter, instead of refunding Net Losses as provided in subparagraph (b) above, the same shall be accumulated and carried forward and applied as a credit and deduction from Percentage Rent thereafter payable hereunder. Nothing in this or the preceding subparagraph shall give to the Tenant any right to a refund of or credit against the Basic Rent before the 90th day following the last day of such lease year; and not later than such 90th day the Tenant, in addition to such payment, shall furnish the Landlord with a report by independent public accountants, who may be the independent public accountants regularly retained by the Tenant setting forth (i) the Net Profit or Net Loss for the preceding lease year, (ii) any refund or credit claimed by Tenant under the provisions of subdivisions (b) and (c) above, and (iii) the amount of any Percentage Rent payable with respect to such lease year; which report shall be in such detail as will reasonably disclose the basis on which the determination was made.

Should this lease terminate before the end of any lease year, the Net Profit or Net Loss for such lease year to the date of such termination shall be determined in the manner hereinabove provided on a pro rata basis and the Percentage Rent or refund, if any, payable hereunder based on such determination for the period ending with such termination shall be paid within 90 days thereafter. Similarly, the Net Profit or Net Loss for the period from the Date of Commencement to the first day of January next succeeding shall be determined for such period on a pro rata basis, and the Percentage Rent, if any, with respect to such period shall be paid within 90 days after the expiration of such period. In the event that Tenant exercises its option to extend this lease at the conclusion of the primary term pursuant to the provisions of Section 5 (a) hereof, then a computation of Net Profit or Net Loss shall be made both for the fractional year (if any) at the conclusion of the primary term and for any fractional year at the beginning of the first extended term; and a similar computation shall be made with respect to any fractional year (s) arising at the expiration of one extended term and the commencement of the succeeding extended term, unless the same rental formula (as set forth in Section 5 (b) hereof) applies to both the term then expiring and the term then commencing.

The Tenant shall furnish the Landlord with a balance sheet and statement of profit and loss of the Tenant and of Hotel Corporation of America, in each case certified by independent public accountants, such report to be furnished within 150 days after the end of the respective fiscal years of said corporations.

(e)            "Net Profit" and "Net Loss" for any lease year shall mean respectively the net earnings or net loss, as the case may be, derived by the Tenant from the operation of the demised premises for such lease year, after deducting from gross revenue for such lease year (i) all amounts (including Basic Rent but excluding Percentage Rent) payable by the Tenant which have accrued during such lease year pursuant to any of the terms and conditions of this lease and (ii) all other amounts paid or incurred during such lease year on account of costs and expenses relating to the operation of the demised premises and the hotel, including but not limited to any amounts incurred or accrued for pre-opening expenses (which shall be treated as having been incurred on the Date of Commencement), insurance premiums, repairs, replacements, maintenance, alterations, depreciation or amortization but without any deductions for taxes based on or measured by Tenant's income or for corporate franchise taxes or for interest.

All salaries, fees or compensation for services rendered exclusively for the benefit of the leased hotel shall be wholly deductible in determining "Net Profit" or "Net Loss". Should Tenant operate the demised premises in affiliation with other establishments, there may be included in the costs and expenses a share of the salaries, fees or compensation for services rendered for the benefit of the hotel and such other establishments and a pro-rata share of the costs and expenses of procurement, advertising, sales and central office expenses of the group, which share shall be a sum equal to 3% of Tenant's gross revenues from the demised premises. All travelling expenses of the Tenant or its executives or employees in connection with the operation of the hotel shall, however, be included in the costs and expenses.

There shall be taken into account in determining Net Profit or Net Loss for any lease year, any income adjustments (including refunds or credits in respect of amounts previously deducted in computing Net Profit or Net Loss) made in such lease year although applicable to income of a prior lease year. If any such income adjustments are made after the termination of the lease, they shall be accounted for as if made immediately prior to such termination.

(f)             Tenant covenants and agrees that it will keep accurate books and records of all income, costs and expenses of the demised premises, including all income from sub-rentals by it in connection with the operation of the Hotel or incident thereto, in accordance with generally accepted principles of accounting customary in the hotel business; and not later than twenty working days after the end of each month a written report, which need not be audited, showing in reasonable detail the income and expenses for the month so ended shall be made and delivered to Landlord. Said reports shall be delivered and received subject to the annual reports by independent public accountants to be delivered pursuant to subparagraph (d) above.

Tenant agrees, upon request of Landlord in writing, to give Landlord's agents or any certified public accountant employed by Landlord access at all reasonable times during normal working hours to the books and records of Tenant in relation to its business at the demised premises and to permit Landlord's agents or such certified public accountant to examine and audit the same. Any such examination and/or audit shall be at the sole expense of Landlord provided that if such examination and/or audit by a certified public accountant employed by Landlord correctly results in a variance in Landlord's favor of 10% or more in the Percentage Rent theretofore submitted to Landlord by Tenant, then the cost of such examination and/or audit shall be borne by Tenant.

4.             Adjustments between Landlord and Tenant as of the Date of Commencement and as of the date of termination of this lease for taxes on any real or personal property, premiums on insurance policies, and other charges, expenses, rents, receipts and receivables shall be pro-rated. Such adjustments shall likewise be taken into account in determining the results of operations for the first and last years of the term for the purpose of calculating Percentage Rent.

5.             (a)  Tenant, if not in default in the performance of its obligations hereunder, shall have the option to extend the term of this lease for an additional period of ten years from the expiration of the original term; and if it shall have exercised said option, Tenant shall have an additional option to extend the term for an additional ten years from the expiration of the first ten year extension period; and if it shall have exercised said second option, Tenant shall have an additional option to extend the term for an additional ten years from the expiration of the second ten year extension period, but without any further option of extension. Should Tenant elect to exercise its option to extend the lease, it shall give Landlord written notice of such election not later than one year before the end of the original twenty-five year term, in the case of the first option, and not later than one year prior to the end of the first extended term in the case of the second option, and not later than one year prior to the end of the second extended term in the case of the third option.

(b)           Should Tenant exercise its first option to extend the term, then in lieu of the Basic Rent and Percentage Rent as above provided, there shall be payable with respect to each lease year during the first extended term either (i) a sum each year equal to 6631% of the Net Profits for such year but not less than $300,000.00 per an:- num (herein called Formula A) , or (ii) a sum each year equal to 75% of the Net Profits for such year but without any minimum annual rent (herein called Formula B). Not later than 18 months prior to the end of the original twenty-five year term, Landlord shall notify Tenant in writing whether it elects to have rental payments made during the first option period on the basis of Formula A or Formula B and such election shall be binding on Landlord and Tenant. If Landlord does not so notify Tenant within the period above provided, then the determination of whether Formula A or Formula B shall be applicable during the first extended period shall be made by Tenant in its notice of exercise of the first option to extend. Should Tenant exercise its second option to extend the term, then in lieu of Basic Rent and Percentage Rent as herein provided and in lieu of the rent which was payable during the first extended period, there shall be payable with respect to each lease year during the second extended term either Formula A or Formula B as hereinabove provided. Not later than 18 months prior to the end of the first extended term, Landlord shall notify Tenant in writing whether it elects to have rental payments made during the second option period on the basis of Formula A or Formula B and such election shall be binding on Landlord and Tenant. If Landlord does not so notify Tenant within the period above provided, then the determination of whether Formula A or Formula B shall be applicable during the second extended period shall be made by Tenant in its notice of exercise of the second option to extend. Should Tenant exercise its third option to extend the term, then in lieu of Basic Rent and Percentage Rent as herein provided and in lieu of the rent which was payable during the prior extended periods, there shall be payable with respect to each lease year during the third extended term either Formula A or Formula B as hereinabove provided. Not later than 18 months prior to the end of the second extended term, Landlord shall notify Tenant in writing whether it elects to have rental payments made during the third option period on the basis of Formula A or Formula B and such election shall be binding on Landlord and Tenant. If Landlord does not so notify Tenant within the period above provided, then the determination of whether Formula A or Formula B shall be applicable during the third extended period shall be made by Tenant in its notice of exercise of the third option to extend.

(c)            Net Profits for Formula A or Formula B shall be computed and reports furnished in the same manner as provided in Section 3 hereof; provided, however, that (i) the sums payable to Landlord shall not constitute an expense for the purpose of computing Net Profits, (ii) the provisions of Sections 3 (b) and 3 (c) shall apply during the extended term (s) only during such periods when Formula A is in effect, and then only to the extent of any rent paid or payable in excess of the minimum payments required to be made by Tenant, and (iii) during the extended term (s), Tenant shall not, without Landlord's consent, which shall not be unreasonably withheld, in any one lease year expend more than Two (2% ) Per Cent of revenues for furniture and equipment and for structural repairs, alterations and remodeling of the demised premises.

In the event that this lease terminates during or following any 'extended term, and Tenant's expenditures for furnishings and equipment and for structural repairs, alterations and remodeling of the demised premises during the three (3) years immediately preceding such termination shall have been less than Two (2% ) Per cent of the revenues of the demised premises for such three (3) year period, then Tenant shall pay to Landlord, within 90 days following such termination, Twenty-five (25% ) Per Cent of the difference between the amounts so expended by Tenant and Two (2% ) Per Cent of such revenues.

6.              The rentals hereinbefore provided to be paid by Tenant hereunder, whether during the original or any extended term, shall be net to the Landlord; and in addition thereto, Tenant shall pay, as the same become due and payable, all expenses and other charges applicable to the demised premises, including taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, of every kind and nature, which may be levied, assessed or imposed upon the demised premises or any improvements thereon, and charges of every character arising from the operation of the hotel and incidental operations on the demised premises; provided, however, that nothing herein contained shall be deemed to impose on Tenant any obligations with respect to any of Landlord's income taxes, corporate franchise taxes or inheritance taxes or any taxes which do not directly relate to the property or its operation.

7.             (a)  Landlord agrees at its cost and expense to construct on the demised premises a first class hotel of approximately 489 rooms, as described in the construction contract passed by act before the undersigned Notary Public of even date herewith between Landlord and Henry C. Beck Company, and costing not more than $16,000,000. In the event that the total cost of construction is less than $16,000,000, Landlord shall pay the difference between the total cost of construction and $16,000,000 to Tenant, to the extent expended by Tenant, for the reimbursement of (i) Tenant's pre-opening expenses and (ii) Tenant's cost of stocking the hotel on the demised premises with consumable inventory. In the event that the total cost of construction is greater than $16,000,000, then Tenant shall pay such excess to Landlord, and shall be permitted to amortize any sum so paid over a period of the first ten lease years, together with interest at the rate of 6% per annum on the unamortized portion, such amortization and interest to be treated as an expense in the calculation of Net Profits in computing Percentage Rent. Payments made pursuant to the provisions of this paragraph shall be due on the Date of Commencement, or on such later date as statements therefor may be submitted.

Such costs of construction shall include only items which under generally accepted principles of accounting are properly includible in the costs of construction, including without limiting the generality of the foregoing, all sums paid or payable by Landlord pursuant to its agreement with The French Quarter Corporation dated September 21, 1967, as amended, with respect to the acquisition of the demised premises (other than (i) interest accruing subsequent to the Date of Commencement and (ii) payment of the debentures referred to in Exhibit N to said agreement) , the cost of furnishing and equipping the demised premises, the cost of interim financing, commitment fees of Equitable Life Assurance Society of the United States, soil testing, travel and entertainment expenses, auditing expense, promotional and public relations expense, preliminary drawings, brochures and photographs, legal expense, premiums on necessary bonds and, up to $24,000, any amounts becoming due to Lester E. Kabacoff for services in connection with the acquisition, leasing, financing, and construction of the demised premises prior to the Date of Commencement. Any expenses for the above-enumerated purposes which were expended prior to the execution of this lease shall be properly includible in costs of construction. Within six months after the Date of Commencement, Landlord shall furnish Tenant with a detailed written statement of such construction costs signed by a responsible officer of the Landlord.

Landlord agrees, upon request of Tenant in writing, to give Tenant's agents or any certified public accountant employed by Tenant access at all reasonable times to Landlord's books and records in relation to the costs of construction and to permit Tenant's agents and/or such certified public accountant to examine and/or audit the same. Any such examination and/or audit shall be at the sole expense of the Tenant provided that if such examination and/or audit by a certified public accountant employed by Tenant correctly results in a variance in Tenant's favor of 10% or more in the costs of construction theretofore submitted to Tenant by Landlord, then the cost of such examination and/or audit shall be borne by Landlord.

(b)            Landlord agrees to commence the work of construction promptly upon the execution of this lease, and thereafter to continue such work of construction in a diligent and expeditious manner and complete the same not later than 427 days following the date of this lease (as extended for any of the causes enumerated in paragraph (e) of this Section 7), all in accordance with the plans and specifications aforesaid and the terms hereof.

(c)            The Landlord shall provide all furniture, appliances, linens, carpets, draperies, silverware, china, glassware, kitchen utensils, fixtures and movable equipment for the bars, kitchen, restaurants, butcher and bakery shops, pantries and other movable fixtures and equipment required for the operation of the hotel, (herein called "furnishings and equipment"), together with air conditioning, including refrigeration and kitchen air conditioning. The furnishings and equipment to be supplied and installed by Landlord shall be purchased by Landlord pursuant to the Specifications of Tenant; such specifications shall be subject to the approval of Landlord, which approval Landlord agrees not to unreasonably withhold.

(d)            Completion of construction for the purpose of fixing the Date of Commencement shall be deemed to occur on the date certified by the individual construction supervisor as the first day the hotel is furnished and available for occupancy and operation, provided all required governmental certificates and permits permitting occupancy shall have been obtained. The Tenant may occupy the demised premises from the time of completion to the Date of Commencement; such occupancy shall be on all the terms hereof except the payment of rent; provided, however, that if the Tenant commences to do business prior to the Date of Commencement, it shall pay a pro rata portion of the Basic Rent for the period it does business prior to the Date of Commencement.

(e)            Performance of the obligation of the Landlord to diligently construct the hotel and to provide the furnishings and equipment may be excused for the period or aggregate of periods during which the same is delayed by strikes, boycotts, weather, shortages of materials, supplies or labor, war, governmental restrictions, other cause or causes, or force majeure beyond the control of Landlord.

(f)             Landlord warrants that the hotel will be constructed in accordance with all applicable building and zoning laws and requirements of insurance underwriters. Acceptance by the Tenant of the demised premises shall not relieve Landlord of responsibility for faulty materials or workmanship and Landlord will remedy any defects due thereto and pay for any damage resulting therefrom which shall appear within a period of one year from the completion of construction; provided, however, that in the event of foreclosure under the mortgage to be granted by Landlord to The Equitable Life Assurance Society of the United States or in the event of a deed being executed to the holder of the Mortgage Note secured by said mortgage in lieu of foreclosure, the transferee of the property at foreclosure or under said deed shall be under no obligation to remedy such defects or pay for any damage resulting therefrom except to the extent that such defects shall be remedied, or damage resulting therefrom satisfied, out of insurance proceeds or from a recovery by said transferee from , any party other than Tenant. The provisions of this subparagraph (f) shall not be deemed waived or cancelled by any other provisions of this lease relating to the operation or maintenance of the demised premises or any indemnity or otherwise by the Tenant. Tenant shall be subrogated [to all] rights of warranty of Landlord against contractors and suppliers of the leased premises, and Landlord agrees to execute any instruments that may be required to evidence such subrogation.

8.              Tenant shall at its own expense maintain all of the furnishings and equipment in first class condition, replacing the same when necessary for such purpose, (except where prevented from so doing by material or labor shortages, strikes, war restrictions or governmental restrictions), the cost whereof shall be deductible as an expense in computing Net Profit hereunder. All furnishings installed in the demised premises by Tenant, whether as replacements or additions, shall forthwith become the property of Landlord and a portion of the property leased to Tenant.

9.              During the term hereof, the Tenant covenants and agrees to pay and discharge or cause to be discharged, as additional rent reserved hereby, when the same may become due and payable, all taxes, including all charges for water and sewer rents, that may be assessed upon said demised premises or any part thereof, including furniture, furnishings, fixtures and equipment located therein, and any building or improvements at any time situated thereon, in respect of any period included within the term of this lease, whether the said taxes shall be levied, assessed or imposed for city, county, state or federal purposes, and also all special assessments for improvements which may hereafter be due and payable against said demised premises during the period aforesaid, and will from time to time exhibit to the Landlord on request evidence satisfactory to it of such payments within thirty days after the same shall have become due and payable, and in any event before the time when any penalty would attach for non-payment of the same.

10.            Upon termination of the lease there shall be an apportionment of all such taxes or assessments between Landlord and Tenant.

11.            The Tenant shall have the right (but not the obligation) in its own name or in the name of the Landlord, to contest or review by legal proceedings or in such other manner as it may deem suitable (which, if instituted, shall be conducted diligently) any such tax, assessment, or charges. The legal proceedings herein referred to may include appropriate appeals from any judgments, decrees or orders and certiorari proceedings and appeals from orders therein, but all such proceedings shall be begun without undue delay after the imposition or levying of any contested items and shall be prosecuted to final adjudication with due diligence. In the event of any reduction, cancellation or discharge, the Tenant shall pay the amount that shall be finally levied or assessed or adjudicated to be due and payable on any such item, and any refund shall belong to Tenant. If demanded by Landlord, provision shall be made by adequate bond or in other manner satisfactory to the Landlord for the payment of such claim or demand in the event the contest should prove unsuccessful, and for the protection of the Landlord and any mortgagee of the demised premises from all cost, loss, liability or damage resulting from any such contest and to assure the Landlord against tax sale or forfeiture.

12.            (a)  The Tenant will at all times keep and maintain the demised premises and all buildings and improvements at any time situated thereon in good rentable order and condition, reasonable wear and tear excepted, and shall take good care of the personal property used in connection with the operation thereof, renewing, repairing and supplementing the same as may be necessary in the proper conduct of the hotel (except where unavailable due to circumstances beyond the Tenant's control). Tenant shall at its own expense pay for all utilities furnished to the demised premises during the term of this lease as the same shall become due and payable.

(b)            During each period of three lease years during the original term only of this lease, Tenant covenants to expend upon the demised premises, the building and fixtures therein, and the furniture, furnishings, equipment, trade fixtures and other chattel property of every kind, nature and description located and used in the conduct of the hotel business therein, for repairs, decoration and redecoration, replacements, renewals, alterations, additions, and/or improvements, whether by way of capital improvements or otherwise, not less than the sum of $600,000.00, inclusive both of such expenditures through direct labor on Tenant's payroll for carpenters, masons, electricians and other craftsmen and employees, and of such expenditures made through independent contractors or subcontractors, and/or also through the purchase and acquisition of materials and of any such chattel property and installation thereof. If the Tenant should be prevented or prohibited by government regulations or controls, unavoidable casualty, strike, civil commotion, war, or other force majeure from making such expenditures or any part thereof, then the period during which the Tenant is so prevented shall be added to the period during which such expenditure would otherwise by this provision be required to be made.

Each such three-year period is herein referred to as a Triennial Period. If at the end of any Triennial Period during the original term of this lease Tenant shall not so have expended the full amount of $600,000.00 as aforesaid, Tenant shall within 90 days thereafter deposit the deficiency with The Equitable Life Assurance Society of the United States, as escrow agent, who shall at any time during the term of this lease make the amounts so deposited available to Tenant to be applied by Tenant towards the cost of making structural repairs or alterations to the demised premises which Tenant may desire to make and upon the expiration of the term of this lease, any amounts not so applied shall be retained by Landlord as additional rent.

Should the original term of this lease terminate less than three years after the expiration of any Triennial Period, Tenant's obligation under this subdivision (b) shall be proportionately reduced.

(c)            The Tenant will neither commit nor permit waste upon the demised premises, and will use the buildings situated on the premises to maintain and operate a first class hotel, and shall not use or suffer or permit any person or party to use said premises or any buildings upon said premises for any use' or purpose in violation of the laws of Louisiana, or of the United States, or in violation of any lawful ordinance of the City of New Orleans, or in violation of any valid enactment or order of any duly constituted authority having jurisdiction over the same and will comply with all ordinances and orders in respect of the demised premises.

13.            (a)  Tenant covenants and agrees to protect, save and keep Landlord harmless and indemnified against and from, any loss, claims, penalties, costs, damages, expenses, or judgments arising from injury or damage to any person (including employees, subtenants, patrons and invitees of Tenant), or due to any failure of Tenant, its agents, employees or subtenants to keep, fulfill or perform any of the covenants, agreements, undertakings, obligations and conditions contained in this lease on the part of Tenant to be kept, fulfilled and performed, or due to any use, occupancy, management, operation or possession by the Tenant of the demised premises.

During the term of this lease and any extension thereof, Landlord shall be held harmless by Tenant from any and all liability or claims for damages to any person or property arising from the operation of or in or upon the demised premises or the sidewalks immediately adjoining the same, including Tenant's agents, invitees, employees, and its and their property; and Tenant agrees to pay any and all attorneys' fees, costs, expenses, losses and damages that Landlord may incur because of the failure, if any, of Tenant to fulfill the covenants and agreements set out herein.

(b)            Tenant shall, during the term of this lease and any extension thereof, keep in full force and effect a policy or policies of public liability and elevator liability insurance with respect to the demised premises and the business therein operated by Tenant in which both Landlord and Tenant shall be named as parties covered thereby and in which the limits of the liability shall not be less than $200,000.00 for one person and $1,000,000.00 for more than one person in any single accident, and not less than $300,000.00 for property damage. Tenant shall also maintain Workmen's Compensation Insurance in such amount as is usually carried by persons engaged in the same or similar business.

14.            Neither this lease nor the term hereby demised nor any part thereof shall at any time be assigned or transferred by the Tenant without the prior written consent of the Landlord which the Landlord agrees not to unreasonably withhold, nor without such consent shall the same be encumbered or mortgaged by the Tenant, which consent the Landlord agrees not to unreasonably withhold; provided, however, that without the consent of Landlord, the Tenant may assign this lease to any corporation with which the Tenant may hereafter merge or consolidate, or to any corporation the majority of whose outstanding voting stock is owned or controlled by the Tenant, if such assignee shall assume in writing, all of the terms and provisions of this lease. The Tenant may, however, sublet any room or rooms in the hotel and may also sublet the stores and other space in the buildings not used for hotel purposes, but shall not otherwise make any sub-lease without the Landlord's consent which Landlord agrees not to unreasonably withhold. Notwithstanding anything contained in this paragraph, the right of the Tenant to assign or sublet is expressly subject to the condition that in any and all such events, the Tenant and Hotel Corporation of America as guarantor shall continue to remain liable upon all of the terms and provisions of this lease, including the provisions for the payment of rent and for the other payments provided for herein. No sub-lease shall be made for a term extending beyond the expiration of the term of this lease and any extension thereof.

15.            The Landlord covenants and agrees with the Tenant that it has full power and authority to make this lease and that upon the Tenant's paying said rent, and performing all the covenants and conditions aforesaid on the Tenant's part to be observed and performed, the Tenant shall and may peaceably and quietly have, hold and enjoy the premises hereby demised, for the term aforesaid.

16             Landlord and Landlord's mortgagee shall have the right to enter upon the demised premises at all reasonable times during normal business hours for the purpose of inspection.

17.            It is understood that the parties hereto are neither partners nor engaged in a joint undertaking; that neither party has any authority to act for or in behalf of the other and that they are distinct entities in every way; and that the relationship hereby created is solely that of Landlord and Tenant.

18.            (1)  In case default be made by Tenant at any time in the due payment of any installment of Basic Rent or in the due payment of any Percentage Rent or other sum payable by Tenant to Landlord under the provisions hereof, and such default shall continue for a period of thirty days, or (2) a petition for voluntary or involuntary bankruptcy or for a respite or for the appointment of a receiver or syndic or for a reorganization shall be filed by or with respect to Tenant and not dismissed within 60 days following the filing thereof, or (3) there shall be a default by The Royal Orleans, Inc. pursuant to its lease from Royal St. Louis, Inc. dated October 14, 1957, (as amended and as the same may hereafter be amended) the result of which default is to permit Royal St. Louis, Inc. to enforce the remedies specified in Section 18 of said agreement and Royal St. Louis, Inc., does in fact terminate said lease, or (4) if default shall be made by Tenant in the due observance and performance of any other covenant, condition, or stipulation herein agreed by Tenant to be by it observed or performed, and such default shall continue for a period of thirty days after written notice by Landlord to Tenant detailing the particulars of such default and requiring it to make good any such last mentioned default, then and in any such event described in (1), (2), (3), or (4) hereinabove, Landlord at any time thereafter shall have the full right, at its election, upon giving thirty days written notice of such election, and provided Tenant is still in default at the end of such thirty day period, to enter in, into and upon the demised premises and take possession of the same together with all buildings and improvements thereon, and from the time of such entry this lease shall become void and of no effect, and Landlord may enter upon, take possession, hold and retain the said premises and all buildings and improvements thereon as of its first or former estate, and this lease shall be forfeited to Landlord, and Landlord may bring suit for and collect all the rents, taxes, assessments, charges, liens, penalties and damages, including damages to Landlord by reason of such breach or default on the part of Tenant which shall have accrued up to the time of such entry, or the Landlord may, if it elects so to do, with or without entering the premises, re-lease the same upon the best terms and conditions which it may be able to procure, and Tenant shall be obligated to pay Landlord all damages which it may sustain by reason of Tenant's default, including the difference between the rents obtainable upon a re-lease and the rents herein provided for, together with reasonable attorneys' fees and other costs. If the Landlord does not re-lease the premises, or if the Landlord does relet and deficiencies accrue or arise, it may demand and sue for the rent payable under this lease as the same accrues from time to time and at one or more times, together with reasonable attorneys' fees and other costs. The foregoing provisions are cumulative and without prejudice to any remedy which might otherwise be had under the law of Louisiana for arrears of rent or breaches of covenant, or any lien to which the Landlord may be entitled. Provided, however, that any mortgagee of any interest under this lease, or any trustee under any mortgage or deed of trust of any interest under this lease, may avoid forfeiture of this lease as herein provided by satisfying and curing, prior to the expiration of the applicable period of grace aforesaid at the termination of which the right of forfeiture may be exercised by the Landlord, the default consequent whereon such right of forfeiture shall accrue.

Such default, if of a character which cannot be satisfied or cured within the period of grace provided therefor, shall be deemed satisfied or cured within such period if, within such period, Tenant commences to cure or satisfy the same and continues the same with due diligence and expedition until such default is satisfied or cured.

In the event of a dispute between Landlord and Tenant as to whether or not Tenant is in default in the due observance or performance of any covenant, condition or stipulation herein agreed by Tenant to be by it observed or performed, or in the due payment of any sum payable by Tenant to Landlord under the provisions hereof, either party may apply for arbitration of such dispute in the manner hereinafter provided.

Nothing herein contained shall be construed to prevent Tenant from contesting any action which it believes to be illegal, and pending the final outcome of such action, Tenant shall not be considered in default hereunder. If demanded by Landlord, provision shall be made by adequate bond or in other manner satisfactory to the Landlord for the payment of such claim or demand in the event the contest should prove unsuccessful, and for the protection of the Landlord from all costs, loss, liability or damage resulting from any such contest.

19.            No alteration, change, amendment or modification of any kind or character shall be made in the terms, conditions, covenants and agreements contained herein, except by an instrument and in writing executed by both parties.

20.            If Tenant remains in possession of the demised premises after the expiration of this lease or any extension thereof and without the execution of a new lease, it shall be deemed to be occupying said premises as a Tenant from month to month subject to all of the conditions, provisions and obligations of this lease so far as the same are applicable to a month to month tenancy.

21.            Tenant shall at all times maintain fire and extended coverage insurance in approved insurance companies, licensed to do business in Louisiana, on the hotel building, furnishings, and equipment in an amount equal to the full replacement value thereof and also as required by the terms of any mortgage to which this lease is subject, provided, however, that Tenant shall not be required to insure in any amounts in the aggregate exceeding the full replacement value of the property insured; provided, further, however, that provision shall be made for the application of the proceeds of the insurance to the repair, replacement or reconstruction of the insured property; provided, further, that such mortgage may provide that if at the time of receipt by the trustee of any insurance proceeds the mortgagor is in default in the performance of any of its obligations thereunder, so much only of such insurance proceeds as may be necessary to bring the mortgage payments up to date without acceleration shall be paid to the mortgagee; provided, further, that any mortgage which may be given to obtain interim financing for the construction of the hotel may provide that the insurance proceeds be payable to the mortgagee up to the sum necessary to satisfy the indebtedness to it, and that any surplus over such amount shall be payable to Landlord and Tenant as their interests may appear. In the event that any insurance proceeds are paid to any mortgagee and if at the time Tenant be not in default hereunder, Landlord shall make an equivalent amount available for the costs of repair, replacement or reconstruction of the damaged property. All such policies shall be made payable to and deposited with a trustee as may be required by the terms of the Equitable Life Assurance Society mortgage above mentioned, otherwise held by Landlord. Premiums for such insurance shall be an expense in computing Net Profits hereunder. Tenant shall comply with all requirements and regulations necessary to keep all such insurance fully in force. Tenant shall also maintain war damage insurance when and if the same is obtainable from governmental sources or in the regular market at reasonable rates.

Tenant shall also maintain rent insurance in a sum equal to one year's Basic Rent the premiums for which shall be an expense in computing Net Profits hereunder, policies for which shall be by approved insurance companies licensed to do business in Louisiana and shall be delivered to the Landlord.

22.            If any building or buildings or improvements standing or erected on the demised premises and/or any furniture, furnishings, fixtures or equipment located on or used in connection with the demised premises shall be destroyed or damaged by fire or any other casualty covered by insurance, the Landlord, shall cause the restoration or rebuilding thereof and shall apply the proceeds of any insurance to such restoration or rebuilding; in the event the insurance proceeds shall be insufficient to pay the cost of such restoration or rebuilding in full, the Tenant shall supply the deficiency. If there is any balance of insurance proceeds remaining after such restoration or rebuilding, such balance shall subject, however, to the rights of the mortgagees, if any, belong to the Tenant. Payments made by or to Tenant as specified in the two preceding sentences shall be considered as expenses or revenues of Tenant for the purpose of computing Net Profits. The Basic Rent, the Percentage Rent, and all other payments due from the Tenant to the Landlord shall abate to the extent and in the proportion that the demised premises cannot be used by the Tenant for hotel purposes during such period as may be required for such repair and restoration.

In the event that the building is damaged or destroyed to the extent of 50% or more of its then value by an uninsurable peril such as flood or war damage, the Landlord shall have the option either to declare this lease terminated, or to proceed with reasonable diligence to reconstruct the building or repair the damage, as the case may be, at Landlord's cost and expense. In the event that such damage is less than 50% of the then value, the Landlord shall repair the damage if requested by Tenant and if Tenant shall agree to pay its proportionate share of the cost of such repair. Such proportionate share shall be determined by the relative values of the fee and of the leasehold estate then remaining unexpired, to be determined by agreement of the parties, or if they are unable to agree, by arbitration. In the events aforestated, the Tenant shall be entitled to a proportionate abatement of the rental during the period of reconstruction or repair on an equitable basis.

Should fewer than three years remain of the term hereby demised, or of any extended term, at the time of such destruction or of any damage required to be restored or rebuilt by Landlord as above provided, Landlord may give notice to Tenant of its election not to restore or rebuild, in which event this lease shall terminate unless within ninety days after such notice, Tenant, if it shall have an unexercised option to extend this lease as provided in paragraph 5 hereof, gives notice of exercise of such option, in which event Landlord's obligation as hereinabove set forth to restore or rebuild shall remain in full force and effect. In the event of termination of this lease as provided in this paragraph, Tenant shall have no responsibility with respect to any deficiency in insurance proceeds as provided in the first paragraph of this Section 22.

At the time that the Landlord gives notice as above provided to the Tenant of its intention not to restore or rebuild, it shall set forth in such notice the rental formula (Formula A or Formula B) which it desires to have applicable in the event the Tenant should elect to extend the lease, if such rental formula has not been previously elected. If Landlord does not so designate the formula, Tenant shall designate one of such formulas in its notice of election to extend the lease.

23.            In the event of the condemnation of any essential portion of the demised premises, this lease shall terminate. An essential portion of the demised premises shall be deemed to have been taken when the remaining portion could not be efficiently operated for hotel purposes. In the event that the portion taken by condemnation does not prevent the efficient operation of the remainder for hotel purposes, the lease shall not terminate and the rent to be paid shall be subject to proportionate reduction, which if not agreed upon by the parties, shall be determined by arbitration in the manner hereinafter provided. The Landlord shall, in such case, at its sole cost and expense, cause the remaining portion to be enclosed so as to make an architectural unit of the portion of the premises not so taken by condemnation so as to make the same usable and satisfactory for hotel purposes.

Any condemnation award covering the land or building and furnishings and equipment shall belong entirely to the Landlord and any condemnation award for loss of business shall belong to the Tenant.

In the event the use of the demised premises or a portion thereof, as distinct from the fee, is taken by Governmental authority on a temporary basis, this lease shall not be terminated or modified thereby, but shall continue in full force and effect and the rights of the parties shall be construed as if the Tenant had executed a sublease with Landlord's consent to the public authority.

24.            The parties take note of that certain collateral mortgage by Landlord and Royal St. Louis, Inc., passed by act of even date herewith before the undersigned Notary Public to secure a promissory note in the principal amount of $12,100,000, which mortgage may be placed of record prior to recordation of this lease. Tenant agrees, upon the request of Landlord from time to time, to intervene in any mortgage executed by Landlord for the sole purpose of mortgaging Tenant's interest in the name of the hotel operated on the leased premises, and Tenant's interest in any property thereon used for the operation of such hotel.

25.            The Tenant shall have the right from time to time during the term of this lease to make such alterations, additions or improvements in or to the demised premises as it shall deem advisable, the cost whereof shall be deducted in the year incurred in determining Net Profits hereunder. The cost of ordinary repairs shall be a proper deduction in determining Net Profits. The cost of structural repairs shall be paid for by the Tenant, and the amount required for the annual amortization of such cost shall be included as a deductible expense in the determination of Net Profits. There shall be no abatement of rent during the time required for the making of any structural repairs or changes.

26.            Upon the termination or expiration of this lease, Tenant shall surrender to Landlord the demised premises in good condition and repair, ordinary wear and tear and injury by fire or other casualty or by acts of God excepted.

27.            In the event of any dispute between Landlord and Tenant as to any provision of this lease, such dispute shall be settled by arbitration by three arbitrators under the rules then obtaining of the American Arbitration Association.

28.            The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this lease, their assigns.

29.            Notice, wherever provided for herein, shall be in writing and be given either by personal service or by registered mail at the address below specified of the party to whom such notice is to be given, unless a different address has been furnished by such person to the person giving such notice, in which case the latter address shall be used:

With respect to Landlord, to:

Chateau Louisiane, Inc.
c/o Lester E. Kabacoff
1440 National Bank of Commerce Building
New Orleans, Louisiana 70112

With respect to Tenant, to the Tenant at the demised premises, with a copy to:

Hotel Corporation of America
390 Commonwealth Avenue
Boston, Massachusetts 02215
Attention:  Office of the Secretary

Upon written request of the other the parties hereby obligate themselves to send a copy of any notice to any mortgagee of the demised premises.

30.            This lease is granted and accepted upon the foregoing terms, covenants and conditions, all of which in accordance with the provisions thereof each of the parties hereto expressly covenants and agrees to perform and observe.

AND NOW TO THESE PRESENTS comes HOTEL CORPORATION OF AMERICA, a New York corporation represented by Harry R. Hauser its Secretary, duly authorized by virtue of resolutions adopted at a meeting of the Board of Directors of said corporation held in New York City, on the 11th day of December 1967, a certified copy of which is annexed hereto, who declared that HOTEL CORPORATION OF AMERICA, as the owner of all of the issued and outstanding capital stock of The Royal Orleans, Inc., in consideration for and as an inducement to Landlord entering into the above and foregoing lease, does hereby guarantee to Landlord and to Landlord's successors and assigns the full performance and observation of all of the covenants, conditions, and agreements herein provided to be performed and observed by Tenant, and expressly agrees that the validity of this agreement and the obligations of HOTEL CORPORATION OF AMERICA hereunder shall in no way be terminated, affected, or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions hereof. Said HOTEL CORPORATION OF AMERICA expressly waives notice of default except as provided herein, and agrees that it shall remain liable in solido with Tenant and that such liability shall continue in full force and effect as to any amendment or modification of this instrument and during any renewal or extension provided for herein.

THUS DONE AND PASSED in duplicate originals at my office in the City of New Orleans in the presence of Stephen B. Lemann and Joseph P. Ficurelli, competent witnesses and me, Notary, after due reading of the whole.

WITNESSES:	CHATEAU LOUISIANE, INC.

/s/ Stephen B. Lemann		By /s/ Lester E. Kabacoff
Stephen B. Lemann		Lester E. Kabacoff
Vice President

/s/ Joseph P. Ficurelli	THE ROYAL ORLEANS, INC.
Joseph P. Ficurelli

	By /s/	James A. Nassikas
James A. Nassikas
Vice President

HOTEL CORPORATION OF AMERICA

	By /s/	Harry R. Hauser
Harry R. Hauser.
Secretary

/s/ Bartholomew P. Sullivan, Jr.
Bartholomew P. Sullivan, Jr.
Notary Public

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